UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 10, 2004

Spectre Gaming, Inc.

(Exact Name of registrant as specified in its chapter)

Minnesota	0-25764	41-1675041

(State or other jurisdiction	(Commission File Number)	(IRS employer Identification No.)
of Incorporation)

1466 Pioneer Way, #10, El Cajon, CA 92020.

(Address of principal executive offices & Zip Code)

(612) 279-2030

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Item 1.01 Entry Into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
Articles of Amendment
Purchase Agreement
Registration Rights Agreement
Warrant to Purchase Shares - Whitebox Intermarket Partners, L.P.
Warrant to Purchase Shares - Pandora Select Partners L.P.
Secured Promissory Note - Whitebox Intermarket Partners, L.P.
Secured Promissory Note - Pandora Select Partners, L.P.

Item 1.01 Entry Into a Material Definitive Agreement.

     On September 10, 2004, the Company issued two $750,000 10% promissory notes in exchange for a $1.5 million loan. One note was issued to Pandora Select Partners L.P. (“Pandora”) and the other note was issued to Whitebox Intermarket Partners L.P. (“Whitebox”). The notes are payable in interest only through March 10, 2005, at which time the principal is due. In connection with the financing, Spectre paid a 3% origination fee, issued five-year warrants for the purchase of an aggregate of 100,000 shares of Spectre’s common stock at $3.00 per share to the lenders, and granted Pandora and Whitebox security interests in the Company’s assets. The gross proceeds of $1,500,000 were allocated between the notes and the common stock warrants based on the relative fair values of the securities at the time of issuance. The common stock warrants were valued using the Black-Scholes pricing model. The resulting original issue discount and the fair value of the warrants will be amortized over the life of the promissory note using the straight-line method, which approximates the interest method. In addition, Spectre agreed to file a registration statement by February 1, 2005 with the U.S. Securities and Exchange Commission, covering the issuance or resale of the shares of Spectre’s common stock which may be issued upon exercise of the warrants.

     Spectre offered and sold the convertible notes and warrants in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. This offering was not registered under the Securities Act of 1933, as amended, and neither the convertible note nor the warrants or the underlying common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On September 13, 2004, the Company learned that the filing of Articles of Amendment with the Minnesota Secretary of State, amending the Company’s Articles of Incorporation, had been accepted effective as of September 7, 2004. The Articles of Amendment, approved by the Company’s shareholders at the Company’s annual shareholder meeting held on August 26, 2004, increase the number of shares of capital stock authorized for issuance to 100,000,000.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

3.1	Articles of Amendment, filed with the Minnesota Secretary of State effective as of September 7, 2004.

10.1	Purchase Agreement by and among Pandora Select Partners, L.P., Whitebox Intermarket Partners, L.P. and the Company, dated September 10, 2004.

10.2	Registration Rights Agreement by and among Pandora Select Partners, L.P., Whitebox Intermarket Partners, L.P. and the Company, dated September 10, 2004.

10.3	Warrant to Purchase up to 50,000 shares of Company common stock, issued in the name of Whitebox Intermarket Partners, L.P., dated September 10, 2004.

10.4	Warrant to Purchase up to 50,000 shares of Company common stock, issued in the name of Pandora Select Partners, L.P., dated September 10, 2004.

10.5	Secured Promissory Note dated September 10, 2004, in favor of Whitebox Intermarket Partners, L.P.

10.6	Secured Promissory Note dated September 10, 2004, in favor of Pandora Select Partners, L.P.

Dated: September 16, 2004	Spectre Gaming, Inc.

	By:	/s/ Brian Niebur
Brian Niebur
Its Chief Financial Officer